UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2006

EAGLE FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Virginia	0-20146	54-1601306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 East Main Street P.O. Box 391 Berryville, Virginia	22611
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (540) 955-2510

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

During the Annual Meeting of Shareholders of Eagle Financial Services, Inc. (the “Company”) on May 17, 2006, John D. Hardesty, the Chairman of the Board, announced his intention to retire from the Board of Directors effective December 31, 2006. Mr. Hardesty has been the Company’s Chairman since its formation in 1991. Mr. Hardesty also serves as Chairman of the Board for the Company’s subsidiary, Bank of Clarke County (the “Bank”), and intends to retire from that Board effective December 31, 2006. Mr. Hardesty has served on the Board of the Bank since 1963 and has served as its Chairman since 1986.

On May 17, 2006, the Board of Directors of the Company elected Douglas C. Rinker as a new director. Mr. Rinker has not yet been assigned to serve on a committee of the Board of Directors. Mr. Rinker was also elected to serve as a new director for the Bank.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 23, 2006

Eagle Financial Services, Inc.

By:	/s/ JAMES W. MCCARTY, JR.
James W. McCarty, Jr.
Vice President, Chief Financial Officer,
and Secretary-Treasurer

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